UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2005
TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1850 Borman Court
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events
     On November 14, 2005, the Board of Directors of the Company declared a 3-for-2 split of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be effected as a dividend of one share of Common Stock for every two shares of Common Stock issued and outstanding, payable on January 17, 2006 to all holders of record on December 19, 2005. The Company will pay cash equal to the fraction of the Nasdaq National Market average high and low bid price on the record date to shareholders instead of any fractional shares that otherwise would be issuable by virtue of the stock dividend. Outstanding options and awards under the Company’s benefits plans will be appropriately adjusted to give effect to the stock dividend, except that fractional shares will be disregarded, with any fractions rounded down to the nearest whole Common Stock share. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information in this Item 8.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALX CORPORATION
Date: November 14, 2005	By:	/s/ L. Keith Graves
L. Keith Graves
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
No.	Description

99.1	Press Release, dated November 14, 2005